Exhibit 99.1

Contact: Yvonne Gill
July 30, 2009	570-724-0247
yvonneg@cnbankpa.com
C&N ANNOUNCES SECOND QUARTER 2009 UNAUDITED FINANCIAL RESULTS
FOR IMMEDIATE RELEASE:
          Wellsboro, PA — Citizens & Northern Corporation announced its unaudited, consolidated financial results for the second quarter and first six months of 2009.
          For the first six months of 2009, C&N reported a net loss available to common shareholders of $16,438,000, or $1.83 per share, which included positive Core Earnings available to common shareholders of $7,626,000 ($0.85 per diluted share), reduced by after-tax other-than-temporary impairment (OTTI) charges on available-for-sale securities of $24,064,000. C&N is well capitalized based on regulatory standards, including an estimated total risk-based capital ratio of 14.71% at June 30, 2009, which exceeds the minimum well capitalized threshold for banks of 10%. For the first six months of 2008, C&N reported net income of $6,869,000, or $0.76 per diluted share, including Core Earnings of $7,806,000 ($0.87 per diluted share), reduced by after-tax OTTI charges on available-for-sale securities of $937,000. Core Earnings is an earnings performance measurement which C&N management has defined to exclude OTTI losses on available-for-sale securities. Core Earnings is a performance measurement that is not based on U.S. generally accepted accounting principles. C&N management believes Core Earnings information is meaningful for evaluating the Corporation’s operating performance, because it excludes some of the impact of market volatility as it relates to investments in pooled trust-preferred securities and bank stocks.
          OTTI charges in the first six months of 2009 included pre-tax impairment charges on pooled trust-preferred securities totaling $30,281,000 and bank stocks totaling $6,179,000. Pooled trust-preferred securities are long-term instruments, mainly issued by banks, with 30 or more companies included in each pool. The impairment charges on pooled trust-preferred securities resulted from management’s assessment that it is unlikely some of the previously anticipated principal and interest will be received on several of the securities. Accordingly, management wrote down the cost basis of these securities to their estimated present values as of June 30, 2009. After the impact of the impairment charges, C&N’s cost basis in pooled trust-preferred securities totaled $56.5 million, including senior tranche assets of

$11.8 million and mezzanine tranche assets of $44.7 million. The estimated fair value of pooled trust preferred securities at June 30, 2009 totaled $38.2 million.
          Other significant changes in the pre-tax components of Core Earnings for the first six months of 2009, as compared to the corresponding period in 2008, were as follows:
•	The interest margin was $1,449,000, or 7.0%, higher in the first six months of 2009 than in the first half of 2008. The interest margin has been positively impacted by lower market interest rates, which have reduced interest rates paid on deposits and borrowings.

•	The provision for loan losses was $608,000 lower in the first six months of 2009. C&N’s ratio of nonperforming loans and other real estate owned, as a percentage of assets, was 0.84% at June 30, 2009, higher than the 0.65% level a year earlier, but still relatively low by historical standards.

•	Noninterest income decreased $822,000, or 12.4%. In the first half of 2008, noninterest income included a nonrecurring gain of $533,000 from redemption of restricted shares of Visa, resulting from Visa’s initial public offering. Also, in the first six months of 2009, C&N received no dividend income on its investment in restricted stock issued by the Federal Home Loan Bank of Pittsburgh, while dividend income on this stock was $202,000 in the first six months of 2008.

•	Noninterest expense increased $1,075,000, or 6.4%. FDIC insurance costs increased $1,211,000 in the first six months of 2009, to $1,258,000 from $47,000 in the first half of 2008. The higher FDIC costs included the effects of premium increases and a special assessment of $589,000. Excluding FDIC costs, total noninterest expense was 0.8% lower in the first six months of 2009 as compared to the corresponding period in 2008.
Second Quarter 2009:
          C&N had a net loss available to common shareholders of $9,104,000 in the second quarter 2009, or $1.01 per share, which included positive Core Earnings available to common shareholders of $3,951,000 ($0.44 per diluted share), reduced by after-tax other-than-temporary impairment (OTTI) charges on available-for-sale securities of $13,055,000. Second quarter 2009 pre-tax OTTI charges included charges on pooled trust-preferred securities of $19,176,000 and on bank stocks totaling $604,000. In the second quarter 2008, C&N reported net income of $3,753,000, or $0.42 per diluted share, including Core Earnings of $4,526,000 ($0.50 per diluted share), reduced by after-tax OTTI charges on available-for-sale securities of $773,000. Earnings in the second quarter 2008 included the benefit of a negative provision for loan losses, which resulted mainly from the reversal of a previously established allowance on a large commercial loan.

Other Information:
          Changes in other unaudited financial information are as follows:
•	Total assets amounted to $1,296,983,000 at June 30, 2009, down 0.6% from March 31, 2009 and up 0.8% from June 30, 2008.

•	Net loans of $719,347,000 at June 30, 2009 were down 0.6% from March 31, 2009 and 3.0% from June 30, 2008.

•	Total deposits and repo sweep accounts of $920,334,000 at June 30, 2009 were up 1.0% from March 31, 2009 and 4.3% from June 30, 2008.

•	Total shareholders’ equity was $136,558,000 at June 30, 2009, as compared to $141,146,000 at March 31, 2009 and $130,474,000 at June 30, 2008. In the first quarter 2009, C&N issued preferred stock to the U.S. Treasury under the TARP Capital Purchase Program, increasing equity by $26.4 million as a result of that transaction. Shareholders’ equity included total accumulated other comprehensive loss of $17,915,000 at June 30, 2009, $24,069,000 at March 31, 2009 and $16,190,000 at June 30, 2008. Accumulated other comprehensive income or loss is a component of shareholders’ equity, with changes excluded from earnings and reported as an increase or decrease in equity. The accumulated other comprehensive loss balances are mainly from unrealized losses on available-for-sale securities.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $553,058,000 at June 30, 2009, 11.4% lower than one year earlier. Over most of the past year, declining stock market values have negatively affected the value of Trust assets under management. In the second quarter 2009, mainly because of an aggregate improvement in stock market values, the value of Trust assets under management increased $32.7 million, or 6.3%.
          Citizens & Northern Corporation is the parent company of Citizens & Northern Bank and First State Bank. Citizens & Northern Bank is a local, independent community bank providing complete financial, investment and insurance services through 24 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania. First State Bank provides banking services through its offices in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. First State Bank can be found on the web at www.fsbcanisteo.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.
Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.